Exhibit 99.1

** NEWS RELEASE **

MICHAEL CROOKE JOINS HOT TOPIC, INC.

AS PRESIDENT OF THE HOT TOPIC DIVISION

CITY of INDUSTRY, CA, June, 2, 2008 — Hot Topic, Inc. (Nasdaq Global Select Market: HOTT) announced today that Michael Crooke has joined the company as President of the Hot Topic Division. Michael will oversee all elements of the Hot Topic brand including music, merchandising, planning and allocation, marketing, store design and visual, store operations and hottopic.com. In his role as Hot Topic President, he will report to Betsy McLaughlin, the Company’s Chief Executive Officer. Jerry Cook will assume the title of Chief Operating Officer and maintain his current responsibilities to oversee all operational support functions for Hot Topic, Inc.

Michael Crooke has had a distinguished career that most recently includes the role of Senior Advisor to Steve Case in Revolution Living, LLC. In addition, he completed his PhD in management from the Claremont Graduate University in 2008. From 1999 to 2005 he served as President and Chief Executive Officer of Patagonia, Inc. and Patagonia’s parent company, Lost Arrow Corporation. Prior to Patagonia, Michael served as CEO and Chairman of Pearl Izumi, the premier manufacturer of cycling and performance apparel.

Michael has served and currently serves on the board of directors for a number of private and non-profit organizations. In addition, in the late 1970’s Michael served our country as an elite member of the Navy SEALS.

Betsy McLaughlin said, “We are extremely pleased to have Michael join us as the Hot Topic Division President. Michael’s experience leading customer focused, culture centric, lifestyle retailers makes him an ideal fit for our team. In addition to his intense focus on connecting with the customer and driving high brand loyalty, Michael’s experience growing a brand while maintaining the authenticity and values of the organization will significantly strengthen our senior management team. Michael’s passion, tenacity and profound commitment to bringing new ideas to the table will undoubtedly serve as a catalyst for the Hot Topic brand.”

Hot Topic, Inc. is a shopping mall-based specialty retailer operating the Hot Topic and Torrid concepts. Hot Topic offers music/pop culture licensed and influenced apparel, accessories, music and gift items to young men and women principally between the ages of 12 and 22. Torrid, the company’s second concept, provides plus-size fashion-forward apparel, lingerie, shoes and accessories that target young women principally between the ages of 15 and 29. As of May 31, 2008, the company operated 683 Hot Topic stores in all 50 states and Puerto Rico, 156 Torrid stores, and internet stores www.hottopic.com and www.torrid.com.

Certain statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the company’s future growth and success, operations, projections, and other financial performance. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, relationships with mall developers and operators, the risk that available cash or mall space will not be adequate for planned expansion, fluctuations in sales and comparable store sales results, risks and uncertainties with respect to new store openings, new concepts, music and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, the effect of economic conditions, the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the year ended February 2, 2008. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made.

Contact:

Hot Topic, Inc., City of Industry, CA

Jim McGinty, CFO 626-839-4681 x2675

Megan Hall, Investor Relations 626-839-4681 x2173